SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report: (Date of earliest event reported): May 7, 1998




                           Am-Pac International, Inc.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                     33-8964
                             ----------------------
                            (Commission file number)

            Nevada                                           22-7374801
--------------------------------                      --------------------------
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation)                                         Identification Number)


               Suite 2014-21 Sun Hung Kai Centre, 30 Harbour Road
                               Wanchai, Hong Kong
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)


                                 (852) 2591-6928
               --------------------------------------------------
              (Registrant's telephone number, including area code)


             431 E. Central Blvd., Suite 900, Orlando, Florida 32801
             -------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     As a result of the acquisition described in Item 2, control of the Registrant passed to the former shareholders and employees ("Shareholders") of Sun East International Development Limited "Sun East". The following shareholder now has voting control of the Registrant.

Name and Address                      No. of Shares              Percentage
-----------------                     --------------             ----------
Sun East International Holdings, Ltd.
Suite 3101 Sino Plaza
255-257 Glouchester
Causeway Bay, Hong Kong                 13,000,000                69.33%

     The former shareholders collectively own 15,349,583 shares or approximately 81.7% of the Registrant.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     The Registrant acquired all of the issued and outstanding capital stock of Sun East, a Caymen Island corporation, in exchange for 15,349,583 shares of the Registrant's common stock, $.001 par value. Simultaneously therewith, the Registrant redeemed and cancelled 5,320,222 shares of its common stock, $.001 par value. Following the acquisition the Registrant had 18,749,583 shares of its common stock issued and outstanding.

     Sun East, through its wholly owned subsidiary Shamrock International, Ltd., is engaged in importing petrochemical products, and television and communication systems components for sale within the People's Republic of China. Sun East also owns a 100% interest in Fitwealth Investments Limited, a company engaged in the construction and development of a 20-story office tower in Shanghi. The estimated completion date of the project is December 1998.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired

          1.   Opinion of Arthur Andersen

          2.   Consolidated Balance Sheet as of December 31, 1997

          3. Consolidated Statements of Operations for the period from July 1, 1997 (Date of Inception) to December 31, 1997.

          4. Consolidated Statement of Cash Flows for the period from July 1, 1997 (Date of Inception) to December 31, 1997.

          5. Consolidated Statement of Changes in Shareholders' Equity for the period from July 1, 1997 (Date of Inception) to December 31, 1997.

          6.   Notes to Consolidated Financial Statements

     (b)  Pro Forma Financial Information

          1.   Proforma Condensed Combined Balance Sheet

          2.   Proforma Condensed Combined Statement of Operations

          3.   Notes to Proforma Condensed Combined Financial Statements

     (c)  Exhibits

          2.1 * Acquisition Agreement with the Shareholders of Sun East International Development Limited

*        Previously filed

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AM-PAC INTERNATIONAL, INC.


                                            By: /s/ Xinnan Li
                                               ---------------------------------
                                                Xinnan Li, President
Date: November 30, 1998

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders and the Board of Directors of Sun East International Development Limited:

We have audited the accompanying consolidated balance sheet of Sun East International Development Limited (a company incorporated in the Cayman Islands; "the Company") and Subsidiaries ("the Group") as of December 31, 1997, and the related consolidated statements of operations, cash flows and changes in shareholders' equity for the period from July 1, 1997 (date of incorporation) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sun East International Development Limited and Subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the period from July 1, 1997 (date of incorporation) to December 31, 1997, in conformity with generally accepted accounting principles in the United States of America.


ARTHUR ANDERSEN & CO.
Certified Public Accountants
Hong Kong



Hong Kong,
July 3, 1998.

           SUN EAST INTERNATIONAL DEVELOPMENT LIMITED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1997

                  (Amounts expressed in United States dollars)



                                                               Note     $'000
                                                              ------    ------
ASSETS
------

Current assets:
Cash and bank deposits                                                     14
Accounts receivable, net                                         5      2,870
Deposits and prepayments                                                  162
Inventories, net                                                 6        761
                                                                       ------
Total current assets                                                    3,807

Development properties                                           7     24,562
Equipment, net                                                   8         80
                                                                       ------
Total assets                                                           28,449
                                                                       ======
LIABILITIES, MINORITY INTERESTS AND
         SHAREHOLDERS' EQUITY
-----------------------------------

Current liabilities:
Miscellaneous payables                                           9        149
Due to a related company                                        14      4,745
Taxation payable                                                11        125
                                                                       ------
Total current liabilities                                               5,019

Long-term loans                                                 10      3,731

Long-term loans from directors                                  14     11,823
                                                                       ------
Total liabilities                                                      20,573
                                                                       ------
Minority interests                                                      4,484
                                                                       ------
Shareholders' equity:
Common stock, par value $1; authorized - 50,000 shares;
outstanding and fully paid - 50,000 shares                                 50
Retained earnings                                                       3,334
Cumulative translation adjustments                                          8
                                                                       ------
Total shareholders' equity                                              3,392
                                                                       ------
Total liabilities, minority interests and
  shareholders' equity                                                 28,449
                                                                       ======

    The accompanying notes are an integral part of this financial statement.

          SUN EAST INTERNATIONAL DEVELOPMENT LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
            FOR THE PERIOD FROM JULY 1, 1997 (DATE OF INCORPORATION)
                              TO DECEMBER 31, 1997

                  (Amounts expressed in United States dollars)



                                                             Note       $'000
                                                            ------     -------

Net revenues                                                  15        15,418
Cost of goods sold                                                     (11,263)
                                                                        ------
Gross profit                                                             4,155

Selling, general and administrative expenses                              (693)
Other expenses, net                                                         (3)
                                                                        ------
Income before income taxes                                    15         3,459

Provision for income taxes                                    11          (125)
                                                                        ------
Net income                                                               3,334
                                                                        ======
Earnings per common share                                               $66.68
                                                                        ======
Weighted average number of common shares outstanding                    50,000
                                                                        ======


    The accompanying notes are an integral part of this financial statement.

          SUN EAST INTERNATIONAL DEVELOPMENT LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
            FOR THE PERIOD FROM JULY 1, 1997 (DATE OF INCORPORATION)
                              TO DECEMBER 31, 1997

                  (Amounts expressed in United States dollars)



                                                                        $'000
Cash flows from operating activities:
------------------------------------
Net income                                                              3,334
Adjustments to reconcile net income to net cash used in
         operating activities -
         Depreciation of equipment                                         12
Increase in operating assets -
         Accounts receivable, net                                      (2,870)
         Deposits and prepayments                                         (52)
         Inventories, net                                                (761)
Increase (Decrease) in operating liabilities -
         Miscellaneous payables                                          (342)
         Taxation payable                                                 125
                                                                        ------
         Net cash used in operating activities                           (554)
                                                                        ------
Cash flows from investing activities:
------------------------------------
         Additions of development properties                           (2,275)
         Net cash inflow from acquisition of a subsidiary                  36
         Effect of translation adjustments                                  8
                                                                        ------
         Net cash used in investing activities                         (2,231)
                                                                        ------
Cash flows from financing activities:
------------------------------------
         Decrease in long-term loans                                     (376)
         Increase in loans from directors                               3,160
         Decrease in due to a related company                             (35)
         Proceeds from issuance of common stock                            50
                                                                        ------
         Net cash provided by financing activities                      2,799
                                                                        ------
Net increase in cash and bank deposits                                     14
                                                                        ======


    The accompanying notes are an integral part of this financial statement.

          SUN EAST INTERNATIONAL DEVELOPMENT LIMITED AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
            FOR THE PERIOD FROM JULY 1, 1997 (DATE OF INCORPORATION)
                              TO DECEMBER 31, 1997

                  (Amounts expressed in United States dollars)



                                          Common stock
                                  -------------------------------                             Cumulative
                                                                            Retained          translation
                                  Number of shares       Amount             earnings          adjustments
                                  ----------------    -----------          ----------         ------------
                                     '000                $'000               $'000               $'000

Balance as of
  July 1, 1997 (date
  of incorporation)                    -                     -                   -                   -

Issuance of common stock
                                      50                    50                   -                   -

Net income                             -                     -               3,334                   -

Translation adjustments                -                     -                   -                   8
                                   ------                -------            -------              ------
Balance as of
   December 31, 1997                  50                    50               3,334                   8
                                   ======                =======            =======              =======




    The accompanying notes are an integral part of this financial statement.

           SUN EAST INTERNATIONAL DEVELOPMENT LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      (Amounts expressed in United States dollars unless otherwise stated)


1.   ORGANIZATION AND PRINCIPAL ACTIVITIES
     -------------------------------------

Bold Future Trading Limited ("the Company") was incorporated in the Cayman Islands on July 1, 1997. Pursuant to a special resolution of shareholders passed on October 8, 1997, the Company changed its name to Sun East International Development Limited, the present one. As of December 31, 1997, the Company was 99% owned by Sun East International Development (Holdings) Limited ("SEIDHL"; a company incorporated in the Cayman Islands) and 1% owned by Mr. Su Hang, a director of the Company. SEIDHL was majority owned by Mr. Su Hang (35%), Mr. Li Xinnan (15%) and Mr. Chan Lap (5%), directors of the Company and Mr. Xie Zhuo Hua (27%), together with a number of minority shareholders each individually holding less than 5%. The Company maintains its head office in Hong Kong, and is engaged in providing procurements service for mobile telecommunication systems.

On July 1, 1997, the Company acquired a wholly owned subsidiary - Shamrock International Limited ("SIL"; a dormant company incorporated in Western Samoa on November 13, 1995). Effective from July 1, 1997, SIL succeeded to the trading businesses of petrochemical materials and television cathode ray tubes previously undertaken by another Sun East International Development Limited ("SEIDL-HK"; a company incorporated in Hong Kong). SEIDL-HK was 52% owned by Mr. Li Xinnan and 29% owned by Mr. Su Hang, both of whom are shareholders and directors of the Company. Pursuant to an agency agreement dated June 28, 1997, SEIDL-HK has agreed to provide SIL with selling support for a six-month period from July 1, 1997 to December 31, 1997, in return for an agency fee determined at 2% on the net sales of SIL. During the six months ended December 31, 1997, the agency fee paid by SIL to SEIDL-HK amounted to approximately $278,000. Subsequent to December 31, 1997, the agency agreement has been extended for a nine-month period from January 1, 1998 to September 31, 1998.

On July 1, 1997, the Company acquired a second wholly-owned subsidiary - Fitwealth Investments Limited ("FIL"; a dormant company incorporated in Western Samoa on March 28, 1996). Pursuant to an agreement dated June 27, 1997, SEIDHL acquired a 100% interest in Sun East Shanghai Real Estate Development Company Limited ("SESREDCL") from SEIDL-HK at a consideration of approximately $9,150,000. Pursuant to another agreement dated June 27, 1997, SEIDHL transferred 51% interest in SESREDCL to FIL at a consideration of approximately $4,666,000. SESREDCL is a wholly foreign owned enterprise established in the People's Republic of China ("the PRC") to operate for a period of 50 years up to December 2044, and is principally engaged in real estate property development in Shanghai, the PRC. The total registered capital of SESREDCL is $9,000,000, of which approximately $5,726,000 has been paid up as of December 31, 1997 and verified by a firm of certified public accountants in the PRC according to PRC regulations. The total investment cost for SESREDCL's property development project is estimated to be approximately $31,000,000. As of December 31, 1997, SESREDCL's development properties were still at a preliminary stage of construction, with estimated additional construction costs to be incurred amounting to approximately $11,202,000.

2.   BASIS OF PRESENTATION
     ---------------------

The succession of SEIDL-HK's trading business by SIL and the acquisition of SESREDCL by FIL have been accounted for using the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values, and the operations of SEIDL-HK's trading business (now undertaken by SIL) and SESREDCL are included in the consolidated financial statements of the Group from the respective dates of acquisition. The following is an unaudited pro forma summary of the combined results of operations of the Company, SEIDL's trading business (now undertaken by SIL) and SESREDCL for the year ended December 31, 1997 as if (i) the succession of SEIDL-HK's trading business by SIL had commenced on January 1, 1997; and (ii) the acquisition of SESREDCL by FIL had occurred on January 1, 1997. The unaudited pro forma summary is not necessarily indicative either of the results of operations that would have occurred had the succession and the acquisition been made as of January 1, 1997, or of the future results of operations of the combined companies.

                                                             Year ended
                                                          December 31, 1997
                                                          -----------------
                                                               $'000
                                                            (unaudited)

Pro forma net sales                                           45,047
                                                            =========
Pro forma net income                                           4,027
                                                            =========


3.   SUBSIDIARIES
     ------------

Details of the Company's subsidiaries (which together with the Company are collectively referred to as "the Group") as of December 31, 1997 were as follows:

                                                         Percentage of
                                                        equity interest
                                      Place of          attributable to
            Name                   incorporation           the Group             Principal activities
    --------------------        -------------------    -------------------     ------------------------

Shamrock International             Western                    100%              Trading of petrochemical
   Limited ("SIL")                    Samoa                                     materials and cathode ray tubes

Fitwealth Investments              Western                    100%              Investment holding
   Limited ("FIL")                    Samoa

Sun East Shanghai Real             The PRC                     51%              Real estate property
   Estate Development Company                                                   development in the PRC
   Limited ("SESREDCL")


There is no restriction on the distribution of the subsidiaries' retained earnings.

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     a.   Basis of consolidation
          ----------------------

          The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intra-group balances and transactions have been eliminated on consolidation.

     b.   Inventories
          -----------

          Inventories are stated at the lower of cost, on a first-in first-out basis, and market value.

     c.   Equipment
          ---------

          Equipment is recorded at cost. Gains or losses on disposals are reflected in current operations. Depreciation for financial reporting purpose is provided using the straight-line method over the estimated useful lives of the assets as follows: furniture and office equipment
          - 5 years, and motor vehicles - 4 years. Major expenditures for betterments and renewals are capitalized. All ordinary repair and maintenance costs are expensed as incurred.

          The Group recognizes an impairment loss on equipment when evidence, such as the sum of expected future cash flows (undiscounted and without interest charges) indicates that future operations will not produce sufficient revenue to cover the related future costs, including depreciation, and when the carrying amount of the asset cannot be realized through sale. Measurement of the impairment loss is based on the fair value of the assets.

     d.   Development properties
          ----------------------

          Development properties represent land and buildings under development in the PRC. This includes costs of land, costs of construction, interest charges arising from borrowings used to finance these assets during the period of construction, and other direct costs attributable to these assets. There was no interest capitalized for the period ended December 31, 1997.

     e.   Net revenues
          ------------

          i) Sales represent the invoiced value of merchandise supplied to customers, net of sales returns and allowances, and are recognized when the merchandise is shipped/delivered and title passes to customers, and ii) commission income, which is recognized when the services are rendered.

     --------------------------------------------------

f.   Income taxes
     ------------

     Income taxes are provided under the provisions of Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

g.   Operating leases
     ----------------

     Operating leases represent those leases under which substantially all the risks and rewards of ownership of the leased assets remain with the lessors. Rental payments under operating leases are charged to expense on the straight-line basis over the period of the relevant leases.

h.   Foreign currency translation
     ----------------------------

     The Company considers United States dollars as its functional currency as a substantial portion of the Group's business activities is based in United States dollars.

     The translation of the financial statements of subsidiaries into United States dollars is performed for balance sheet accounts using closing exchange rates in effect at the balance sheet date and for revenue and expense accounts using an average exchange rate during each reporting period. The gains or losses resulting from translation are included in shareholders' equity separately as cumulative translation adjustments. There was no gain or loss arose from foreign currency transactions during the period ended December 31, 1997.

i.   Earnings per common share
     -------------------------

     Earnings per common share is computed in accordance with Statement of Financial Accounting Standards No. 128 by dividing net income for the period by the weighted average number of shares of common stock outstanding during the period. The weighted average number of shares used to compute earnings per common share is 50,000 for the six months ended December 31, 1997.

j.   Use of estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     --------------------------------------------------

k.   Fair value of financial instruments
     -----------------------------------

     All financial instruments of the Group are carried at cost, which approximate their fair values.


5.   ACCOUNTS RECEIVABLE
     -------------------

Accounts receivable comprised:

                                                                       $'000

Commission receivable                                                  2,870
Less: Allowance for doubtful accounts                                      -
                                                                      ------
Accounts receivable, net                                               2,870
                                                                      ======
All of the above commission receivable has been settled subsequent to December 31, 1997.


6.   INVENTORIES
     -----------

Inventories comprised:
                                                                       $'000

Trading merchandise                                                      761
Less: Allowance for slow-moving and obsolete inventories                   -
                                                                      ------
Inventories, net                                                         761
                                                                      ======

7.   DEVELOPMENT PROPERTIES
     ----------------------

Development properties comprised:

                                                                       $'000

Land use right                                                         5,806
Construction costs                                                     7,158
Prepayment for construction materials                                 11,598
                                                                      ------
                                                                      24,562
                                                                      ======

Properties under development are located on land in the PRC with an area of approximately 2,971 square meters held under a land use right for a period of 50 years expiring in 2045. As of December 31, 1997, the development properties were still in a preliminary stage of construction.


8.   EQUIPMENT
     ---------

Equipment comprised:

                                                                     $'000

Furniture and office equipment                                          19
Motor vehicles                                                          82
                                                                     ------
Cost                                                                   101
Less: Accumulated depreciation                                         (21)
                                                                     ------
Equipment, net                                                          80
                                                                     ======

9.   MISCELLANEOUS PAYABLES
     ----------------------

Miscellaneous payables comprised:

                                                                     $'000

Short-term advances to third parties                                   117
Provision for employee welfare *                                         5
Provision for employee retirement fund **                               13
Others                                                                  14
                                                                     ------
                                                                       149
                                                                     ======

     -------------------------------

* Employee welfare represents provision for the employee union fund and employee education fund, and is based on 3.5% of total salary expenses of SESREDCL.

** Employee retirement fund is provided at 10% of total salary expenses of SESREDCL (see Note 13).


10.  LONG-TERM LOANS
     ---------------

Long-term loans comprised:

                                                                      $'000

Shanghai Shen Chang Property Development Industrial Company
                                                                        568
Hainan Province National Defence Gong Ban Supplies Company
                                                                      2,360
Ninbo Baoshui District Far East Liquid Chemical Company
                                                                        803
                                                                      -----
                                                                      3,731
                                                                      =====

The loans were unsecured and non-interest bearing. The loans were used to fund the Group's development properties (see Note 7) and provide the Group with general working capital.

Subsequent to December 31, 1997, effective from July 1, 1998, the above loans of approximately $3,731,000 have been rolled over as loans bearing interest at 10% per annum and to be repayable approximately by December 1999.


11.  INCOME TAXES
     ------------

The Company and its subsidiaries are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which they operate. The Company is incorporated under the Companies Law of the Cayman Islands as a limited liability exempted company and, accordingly, is exempted from payment of the Cayman Islands income taxes until 2017. The Western Samoa subsidiaries are incorporated under International Companies Act of Western Samoa and accordingly are exempted from payment of Western Samoa income tax. The wholly foreign owned enterprise established in the PRC (SESREDCL) is subject to PRC income taxes at a rate of 33% (30% state income tax and 3% local income tax). As of December 31, 1997, SESREDCL was in a tax loss position. The Company and SIL conduct operations in Hong Kong and are subject to Hong Kong profits tax at a rate of 16.5%.

     ---------------------

Provision for income taxes for the period ended December 31, 1997 represented provision for Hong Kong profits tax. The reconciliation of the Hong Kong statutory profits tax rate to the effective income tax rate based on income before income taxes stated in the consolidated statements of operations is as follows:

Hong Kong statutory profits tax rate                                      16.5%
Non-taxable income arising from activities which qualified as offshore
                                                                         (12.9%)
                                                                         ------
Effective income tax rate                                                  3.6%
                                                                         ======

12.  COMMITMENTS
     -----------

a.   Capital commitments
     -------------------

     As of December 31, 1997, the Group had contracted capital commitments amounting to approximately $6,329,000, in respect of development properties in the PRC. Also, as of December 31, 1997, the Company had commitments to inject further capital of approximately $3,274,000 into SESREDCL (see Note
     1).

     According to PRC regulations, the Group has to pay further land premium to the PRC Government upon completion of the development properties, with the amount determined by reference to the market value of the development properties upon completion.

b.   Operating lease commitments
     ---------------------------

     The Group has an operating lease agreement for office premises, which extends through 1998. Rental expense for the period ended December 31, 1997 was approximately $23,000. Future minimum rental payments as of December 31, 1997 amounted to approximately $18,000.


13.  RETIREMENT PLAN
     ---------------

The Group's employees in the PRC are employed by SESREDCL. As stipulated by PRC regulations, SESREDCL maintains a defined contribution retirement plan for all of its employees. All retired employees of SESREDCL are entitled to an annual pension equal to their basic annual salary upon retirement. SESREDCL contributes to a state sponsored retirement plan approximately 10% of the basic salary of its employees, and has no further obligations for the actual pension payments or post-retirement benefits beyond the annual contributions. The state sponsored retirement plan is responsible for the entire pension obligations to retired employees. SESREDCL's contribution for the period ended December 31, 1997 was approximately $2,000.

The Group has no retirement plan for its employees outside the PRC.

14.  RELATED PARTY TRANSACTIONS
     --------------------------

During the six months ended December 31, 1997, SEIDL-HK provided selling support to SIL, in return for an agency fee determined at 2% of the net sales of SIL amounting to $278,000.

The Group had the following outstanding balances with related companies:

                                                                        $'000

Due to a related company
    -   SEIDL-HK, a company with common directors (Note a)              4,745
Loans from directors (Note b)                                          ======
    -   Mr. Li Xinnan                                                   7,685
    -   Mr. Su Hang                                                     4,138
                                                                       ------
                                                                       11,823
                                                                       ======
Notes -

a. The amount due to SEIDL-HK represents the net payables from (i) agency fee in respect of selling support payable to SEIDL-HK, (ii) the consideration of approximately $4,666,000 payable to SEIDL-HK related to acquisition of a 51% of SESREDCL, (iii) collection of receivables by SEIDL-HK on behalf of SIL, and (iv) other advances. The outstanding balance was unsecured, non-interest bearing and without pre-determined repayment terms.

b. The loans from directors represent advances from Mr. Li Xinnan and Mr. Su Hang to finance the Group's development properties, which were unsecured and non-interest bearing. The directors have agreed not to demand repayment until the Group is financially capable to do so.

c. Subsequent to December 31, 1997, effective from July 1, 1998, the above loans of approximately $4,745,000 and $11,823,000, respectively, have been rolled over as loans bearing interest at 10% per annum and to be repayable until the Group is financially capable to do so.

15.  SEGMENT INFORMATION
     -------------------

a.   Net revenues
     ------------

     Net revenues comprised:

                                                                        $'000

     Sales of petrochemical materials                                   2,679
     Sales of cathode ray tubes                                         9,869
     Commission income on procurement services in respect of mobile
     telecommunication systems                                          2,870
                                                                       ------
                                                                       15,418
                                                                       ======

     Substantially all of the Group's sales are delivered in or exported to the PRC.

b.   Income before income taxes
     --------------------------

     Income before income taxes comprised:

                                                                          $'000

     Income from petrochemical materials and cathode ray tubes              796
     Commission income on procurement services on mobile telecommunication
     systems                                                              2,870
     Property development                                                  (207)
                                                                          ------
                                                                          3,459
                                                                          ======
c.   Assets
     ------

     Substantially all of the Group's identifiable assets are located in the PRC.

d.   Major customers
     ---------------

     Details of individual customers accounting for more than 5% of the Group's sales for the period ended December 31, 1997 are as follows:

     China Fareast Shenzhen International Trading Company                   66%
     Shenzhen HuaShen Industrial Import and Export Trading Corporation
                                                                            17%
                                                                          ======

     ---------------------------

e.   Major suppliers
     ---------------

     Details of individual suppliers accounting for more than 5% of the Group's purchases for the period ended December 31, 1997 are as follows:

     Shum Yip Development Limited                                            33%
     Lianjian Property Company Limited Science and Technology Industries of
     Hainan National Defense                                                 22%
     Toyoichi Tsusho Company Limited                                         17%
                                                                          ======

16.  OPERATING RISK
     --------------

a.   Limited operating history
     -------------------------

     The Company has limited experience in conducting procurement service on mobile telecommunication systems. During the period ended December 31, 1997, all of the commission income of $2,870,000 for this type of procurement service related to one contract.

     SIL  commenced  its  trading  businesses  of  petrochemical  materials  and television cathode ray tubes in July 1997. Although SEIDL-HK, the predecessor of SIL, has substantial experience in trading of petrochemical materials and cathode ray tubes, SIL, in its present form, has only limited experience in the respective fields. During the period ended December 31, 1997, sales from trading of petrochemical materials and cathode ray tubes related to a limited number of transactions.

     SESREDCL's operations in property development are still at the preliminary stage of construction and the outcome of the development cannot be reasonably assessed. Such operation is subject to all the risks inherent in a small real estate development company. These include, but are not limited to, market competition in commercial real estate property market in Shanghai, the PRC, and availability of sufficient future financing to complete the construction work.

     -----------------------

b.   Country risk
     ------------

     The Group's operations are conducted in Hong Kong and the PRC. Accordingly, the Group's business, financial condition and results of operations may be influenced by the political, economic and legal environments in Hong Kong and the PRC, and by the general state of the Hong Kong and the PRC economies.

     Effective from July 1, 1997, sovereignty over Hong Kong was transferred from the United Kingdom to the PRC, and Hong Kong became a Special Administrative Region of the PRC (a "SAR"). As provided in the Basic Law of the Hong Kong SAR of the PRC, the Hong Kong SAR will have full economic autonomy and its own legislative, legal and judicial systems for 50 years. The Group's management does not believe that the transfer of sovereignty over Hong Kong has had an adverse impact on the Company's financial and operating environment. There can be no assurance, however, that changes in political or other conditions will not result in such an adverse impact.

     The Group's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Group's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

c.   Concentration of credit risk
     ----------------------------

     Concentration of accounts receivable as of December 31, 1997 is as follows:

     China Fareast Shenzhen International Trading Company                  100%
                                                                         =======

     The Group performs ongoing credit evaluation of each customer's financial condition. It maintains reserves for potential credit losses and such losses in the aggregate have not exceeded management's projections.

17.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
     ------------------------------------------------

Supplemental disclosure of investing activities:

On July 1, 1997, FIL acquired a 51% interest in SESREDCL for a consideration of approximately $4,666,000. Details of assets acquired and liabilities assumed were as follows:

                                                                         '000

Cash and bank deposits                                                     36
Deposits and prepayments                                                  110
Equipment, net                                                             92
Development properties                                                 22,287
Miscellaneous payables                                                   (491)
Due to a related company                                                 (114)
Long-term loans                                                        (4,107)
Loans from directors                                                   (8,663)
                                                                       -------
                                                                        9,150
51% thereon                                                                51%
                                                                       -------
Net assets assumed as of the date of acquisition                        4,666
                                                                       -------
Consideration satisfied, representing payable to a related company      4,666
                                                                       =======
Net cash inflow:
         Cash paid                                                          -
         Cash and bank deposits acquired                                   36
                                                                       -------
                                                                           36
                                                                       =======
18.  OTHER SUPPLEMENTAL INFORMATION
     ------------------------------

The following items were included in the consolidated statements of operations:

                                                                        $'000

Depreciation of equipment                                                  12
Operating lease rentals for premises                                       23
Salary and employee benefits                                               29
                                                                       =======

                   SUN EAST INTERNATIONAL DEVELOPMENT LIMITED
                  ============================================



                        CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
            AND FOR THE PERIOD FORM JANUARY 1, 1997 TO JUNE 30, 1997
                         TOGETHER WITH AUDITORS' REPORT

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders and the Board of Directors of Sun East International Development Limited:

We have audited the accompanying consolidated statements of operations, cash flows and changes in shareholders' equity of Sun East International Development Limited (a company incorporated in Hong Kong; "the Company") and Subsidiaries ("the Group") for the years ended December 31, 1995, 1996 and for the period from January 1, 1997 to June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Sun East International Development Limited and Subsidiaries for the years ended December 31, 1995, 1996 and for the period from January 1, 1997 to June 30, 1997, in conformity with generally accepted accounting principles in the United States of America.


ARTHUR ANDERSEN & CO.
Certified Public Accountants
Hong Kong



Hong Kong,
July 3, 1998.

           SUN EAST INTERNATIONAL DEVELOPMENT LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED DECEMBER 31, 1995, 1996
            AND FOR THE PERIOD FROM JANUARY 1, 1997 TO JUNE 30, 1997

                  (Amounts expressed in United States dollars)




                                                            Year ended             January 1, 1997
                                                           December 31,                  to
                                                     ----------------------            June 30,
                                            Note      1995           1996               1997
                                           ------    -------        -------         -------------
                                                     $'000          $'000               $'000

Net sales                                    9       33,106        31,798              29,629
Cost of goods sold                                  (30,878)      (29,954)            (27,605)
                                                    --------      --------            --------
Gross profit                                          2,228         1,844               2,024

Selling, general and administrative
expenses                                             (2,359)       (1,866)               (991)
Interest expenses                                      (271)         (866)                (63)
Interest income                                          48            30                  42
Other income, net                                       (57)          (43)                (94)
                                                    --------      --------            --------
(Loss) Income before income tax
                                             9         (411)         (901)                918

Provision for income tax                     4          (18)         (110)               (225)
                                                    --------      --------            --------
Net (loss) income                                      (429)       (1,011)                693
                                                    ========      ========            ========
(Loss) Earnings per common share
                                                      (0.09)        (0.20)               0.14
                                                    ========      ========            ========
Weighted average number of common
shares outstanding                                5,000,000     5,000,000           5,000,000
                                                  ==========    ==========          ==========




   The accompanying notes are an integral part of these financial statements.

           SUN EAST INTERNATIONAL DEVELOPMENT LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED DECEMBER 31, 1995, 1996
            AND FOR THE PERIOD FROM JANUARY 1, 1997 TO JUNE 30, 1997

                  (Amounts expressed in United States dollars)


                                                        Year ended
                                                        December 31,        January 1, 1997
                                                 ------------------------     to June 30,
                                                    1995           1996          1997
                                                 ---------      ---------   --------------
                                                   $'000          $'000         $'000

Cash flows from operating activities:
Net (loss) income                                   (429)        (1,011)           693
Adjustments to reconcile net (loss) income to
net cash provided by (used in) operating
activities:
Loss on disposal of property, machinery and
equipment                                              -              -              3
Depreciation of property, machinery and
equipment                                             42            104             48
(Increase) Decrease in operating assets:
Accounts receivable, net                            (628)        (2,244)         2,451
Bills receivable                                    (588)           588         (1,025)
Due from directors                                    (2)           (18)          (264)
Deposits and prepayments                             (41)          (109)           (37)
Inventories                                          308              -         (1,377)
Increase (Decrease) in operating liabilities
Bills payable                                        606             51          1,615
Accounts payables and accrued expenses             5,093          2,923         (3,359)
Miscellaneous payables                                 -              -            760
Taxation payable                                      15             85            211
Deferred income taxes                                  4              -              -
                                                   ------        ------         ------
Net cash (used in) provided by operating
activities                                         4,380            369           (281)
                                                   ------        ------         ------
Cash flows from investing activities:
Proceeds on disposal of property, machinery
and equipment                                          -              -             23
Acquisition of property, machinery and
equipment                                            (99)          (156)           (45)
Additions to construction-in-progress             (5,659)        (3,095)        (8,231)
(Increase) Decrease in due from an associated
company                                               (2)             2              -
      Effect of translation adjustments               50             (7)             7
                                                   ------        ------         ------
Net cash used in investing activities             (5,710)        (3,256)        (8,246)
                                                   ------        ------         ------
Cash flows from financing activities:
Repayment of capital element of finance lease
obligations                                          (24)           (21)             -
      Increase in bank overdrafts                      -              8             33
Increase in import trust receipt bank loan         1,185            281          1,939
Increase (Decrease) in loans from directors         (431)          (230)         8,049
Increase (Decrease) in long-term loans               975          3,509           (376)
Dividend paid                                        (39)             -              -
                                                   ------        ------         ------
Net cash provided by financing activities          1,666          3,547          9,645
                                                   ------        ------         ------
Net increase in cash and bank deposits               336            660          1,118
Cash and bank deposits, as of beginning of
year/ period                                         305            641          1,301
                                                   ------        ------         ------
Cash and bank deposits, as of end of                 641          1,301          2,419
year/period                                        ======        ======         ======


   The accompanying notes are an integral part of these financial statements.

           SUN EAST INTERNATIONAL DEVELOPMENT LIMITED AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                   FOR THE YEARS ENDED DECEMBER 31, 1995, 1996
            AND FOR THE PERIOD FROM JANUARY 1, 1997 TO JUNE 30, 1997

                  (Amounts expressed in United States dollars)



                                            Common stock               (Accumulated
                                     ---------------------------         deficit)        Cumulative
                                      Number of                          Retained        translation
                                       shares           Amount           earnings        adjustments
                                     -----------     -----------      --------------   ---------------
                                       '000            $'000             $'000            $'000


Balance as of January 1, 1995         5,000             647               (109)              -

Net loss                                  -               -               (429)              -

Dividends                                 -               -                (39)              -

Translation adjustments                   -               -                  -              51
                                     -------         -------            -------        -------
Balance as of December 31, 1995       5,000             647               (577)             51

Net loss                                  -               -             (1,011)              -

Translation adjustments                   -               -                  -              25
                                     -------         -------            -------        -------
Balance as of December 31, 1996       5,000             647             (1,588)             76

Net income                                -               -                693               -

Translation adjustments                   -               -                  -               2
                                     -------         -------            -------        -------
Balance as of June 30, 1997           5,000             647               (895)             78
                                     =======         =======            =======        =======


   The accompanying notes are an integral part of these financial statements.

          SUN EAST INTERNATIONAL DEVELOPMENT LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      (Amounts expressed in United State dollars unless otherwise stated)



1.   ORGANIZATION AND PRINCIPAL ACTIVITIES
     -------------------------------------

Sun East International Development Limited ("the Company") was incorporated in Hong Kong on February 24, 1994. As of June 30, 1997, the Company was 52% owned by Mr. Li Xinnan, 29% owned by Mr. Su Hang, 14% owned by Mr. Duan De Zhong and 5% owned by Ms. Mok Sui Kuen. The Company is principally engaged in the trading of petrochemical material and cathode ray tubes used in television production. Subsequent to June 30, 1997, all of its trading business were undertaken by Shamrock International Limited ("SIL"; a company incorporated in Western Samoa). SIL is 100% owned by another Sun East International Development Limited ("SEIDL"; a company incorporated in Cayman Islands). Pursuant to an agency agreement dated June 28, 1997, the Company agreed to provide SIL, selling support function for a six-month period from July 1, 1997 to December 31, 1997, in return for an agency fee determined at 2% of net sales of SIL for that period. Subsequent to December 31, 1997, the agency agreement has been extended for nine-month period from January 1, 1998 to September 30, 1998.

On December 30, 1994, the Company established Sun East Shanghai Real Estate Development Company Limited ("SESREDCL"; a wholly foreign owned enterprise established in the People's Republic of China ("the PRC") for a period of 50 years up to December, 2044). SESREDCL is principally engaged in real estate property development in Shanghai, the PRC. The registered capital of SESREDCL is $9,000,000, of which $5,726,000 has been paid up and verified by a firm of certified public accountants in the PRC according to PRC regulations. Pursuant to an agreement dated June 27, 1997, the Company disposed all of its interest in SESREDCL to Sun East International Development (Holdings) Limited ("SEIDHL", a company incorporated in the Cayman Islands) at a consideration of approximately $9,150,000. Pursuant to another agreement dated June 27, 1997, SEIDHL transferred 51% interest of SESREDCL to Fitwealth Investments Limited ("FIL") at a consideration of approximately $4,666,000.

On April 27, 1995, the Company established Sun East (Shanghai) Investments Limited ("SESIL"; a company incorporated in Hong Kong). SESIL was 80% owned by the Company, 10% owned by Duan De Zhong and 10% owned by Zhuang Wei Lian and has been inactive since incorporation.

2.   SUBSIDIARIES
     ------------

Details of the Company's subsidiaries (which together with the Company are collectively referred to as "the Group") as of June 30, 1997 were as follows:


                                                           Percentage of equity
                                       Place of            interest attributable
             Name                   incorporation              to the Group             Principal activities
     ----------------------     ---------------------     ------------------------   --------------------------

Sun East Shanghai Real Estate      The PRC                         100%                 Real estate
Development Company Limited                                                             property
                                                                                        development in the
                                                                                        PRC
Sun East (Shanghai)                Hong Kong                        80%                 Dormant
Investments Limited


There is no restriction on the distribution of the subsidiaries' retained earnings.


3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

a.   Basis of consolidation
     ----------------------

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intra-group transactions have been eliminated on consolidation.

b.   Net sales
     ---------

     Net  sales  represent  the  invoiced  value  of  merchandise   supplied  to
     customers, net of sales returns and allowances, which are recognized when the merchandise is shipped/delivered and title passes to customers.

c.   Income taxes
     ------------

     Income taxes are provided under the provisions of Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and the financial statement bases of assets and liabilities.

     ---------------------------------------------------

d.   Depreciation
     ------------

     Depreciation of property, machinery and equipment for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets as follows: land and building - 40 years, leasehold improvements - 5 years, furniture and office equipment - 5 years and motor vehicles - 4 years. All ordinary repair and maintenance costs are expensed as incurred.

     No depreciation is provided in respect of construction-in-progress until the construction is completed.

e.   Operating leases
     -----------------

     Operating leases represent those leases under which substantially all the risks and rewards of ownership of the leased assets remain with the lessors. Rental payments under operating leases are charged to expense on the straight-line basis over the period of the relevant leases.

f.   Foreign currency translation
     ----------------------------

     The Company considers United States dollars as its functional currency as a substantial portion of the Group's business activities is based in United States dollars.

     The translation of the financial statements of subsidiaries into United States dollars is performed for revenue and expense accounts using an average exchange rate during each reporting period. The gains or losses resulting from translation are included in shareholders' equity separately as cumulative translation adjustments. Aggregate losses from foreign currency transactions included in the results of operations for the years ended December 31, 1995 and 1996 and for the six months ended June 30, 1997 were approximately $24,000, $8,000 and $6,000, respectively.

g.   (Loss) Earnings per common share
     ---------------------------------

     (Loss) Earnings per common share are computed in accordance with Statement of Financial Accounting Standards No. 128 by dividing net income for the year/period by the weighted average number of shares of common stock outstanding during the year/period.

h.   Use of estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

4.   INCOME TAX
     ----------

     The Company and its subsidiaries are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which they operate. The Company and the Hong Kong subsidiary are subject to Hong Kong profits tax at a rate of 16.5%. SESREDCL is subject to PRC income taxes at a rate of 33% (30% state income tax and 3% local income tax). As of June 30, 1997, SESREDCL was in a tax loss position.

     Provision for income taxes for the years ended December 31, 1995 and 1996 and for the six months ended June 30, 1997 represented provision for Hong Kong profits tax. The reconciliation of the Hong Kong statutory profits tax rate to the effective income tax rate based on income before income taxes as stated in the consolidated statements of operations is as follows:


                                              Year ended         January 1, 1997
                                             December 31,               to
                                       -----------------------       June 30,
                                         1995            1996          1997
                                       -------         -------  ----------------
Hong Kong statutory profits tax rate
                                        16.5%           16.5%         16.5%

Tax loss not recognised                (12.1%)             -             -

Non-taxable/non-deductible activities
                                          -             (4.3%)           8%

Effective income tax rate               4.4%            12.2%         24.5%



5.   COMMITMENTS AND CONTINGENT LIABILITIES
     --------------------------------------

a.   Capital commitments
     -------------------

     As of June 30, 1997, the Group had contracted capital commitments amounting to approximately $9,906,000 in respect of development properties in the PRC.

     As of June 30, 1997, the Group had commitments to inject further capital of approximately $3,274,000 into SESREDCL.

     -----------------------------------------------

b.   Operating lease commitments

     The Group has various operating lease agreements for office premises, which extend through 1998. Rental expenses for the years ended December 31, 1995 and 1996 and for the six months period ended June 30, 1997 were approximately $337,000, $371,000 and $153,000, respectively. Future minimum rental payments as of June 30, 1997, under agreements classified as operating leases with non-cancellable terms in excess of one year, are follows:

                                                                       $'000

        Payable during the following period
          Within one year                                               259
          Over one year but not exceeding two years                      69
                                                                       -----
                                                                        328
                                                                       =====

c.   Contingent liabilities

     Contingent liabilities not provided for in the financial statements were as follows:

                                                                       June 30,
                                                                         1997
                                                                       --------
                                                                        $'000

     Discounted bills with recourse                                     6,904

     Shipping and other guarantees executed in favour of various banks
                                                                          958
                                                                       ------
                                                                        7,862
                                                                       ======

6.   RETIREMENT PLAN
     ----------------

The Group's employees in the PRC are all employed by SESREDCL. As stipulated by PRC regulations, the SESREDCL maintains a defined contribution retirement plan for all of its employees. All retired employees of the SESREDCL are entitled to an annual pension equal to their basic annual salary upon retirement. The SESREDCL contributes to a state sponsored retirement plan approximately 10% of the basic salary of its employees, and has no further obligations for the actual pension payments or post-retirement benefits beyond the annual contributions. The state sponsored retirement plan is responsible for the entire pension obligations to retired employees. SESREDCL's contributions for the years ended December 31, 1995, 1996, and for the period from January 1, 1997 to June 30, 1997, were $3,000, $7,000 and $3,000, respectively.

The Group has no retirement plan for its employees outside the PRC.


7.   BANKING FACILITIES
     ------------------

As of  June  30,  1997,  the  Group  had  banking  facilities  of  approximately
$6,846,000, for overdrafts, loans and trade financing. There were no unused facilities as of June 30, 1997. These facilities were secured by:

a. Mortgages over the Group's land and buildings with a net book value of approximately $1,237,000 as of June 30, 1997, respectively; and

b. Personal guarantees given by Mr. Li Xinnan and Mr. Wong Xing, directors of the Company.


8.   RELATED PARTY TRANSACTIONS
     --------------------------

The Group's banking facilities are secured by, among others, personal guarantees given by Mr. Li Xinnan and Mr. Wong Xing, directors of the Company.

9.   SEGMENT INFORMATION
     -------------------

a.   Net sales
     ---------

     Net sales comprised:


                                          Year ended
                                         December 31,          Six months ended
                                     ---------------------         June 30,
                                       1995         1996            1997
                                     --------     --------    -----------------
                                     $'000          $'000          $'000

     Sales of petrochemical
       materials                     33,106         28,919        17,069
     Sales of cathode ray tubes
                                          -          2,879        12,560
                                    --------      ---------     ---------

                                     33,106         31,798        29,629
                                    ========      =========     =========

Substantially all of the Group's sales are delivered in or exported to the PRC.

b.   (Loss) Income before income tax
     -------------------------------

     Pretax (loss) income comprised:


                                          Year ended
                                          December 31,          Six months ended
                                      ------------------            June 30,
                                       1995         1996             1997
                                      ------      ------        ----------------
                                      $'000        $'000            $'000

          Income (Loss) from
          petrochemical materials and
          cathode ray tubes
                                        77         (405)           1,341
          Property development        (488)        (496)            (423)
                                    --------      ---------     ---------
                                      (411)        (901)             918
                                    ========      =========     =========

     ----------------------------

c.   Major customers

     Details of individual customers accounting for more than 5% of the Group's sales are as follows:


                                                      Year ended
                                                      December 31,         Six months ended
                                                -----------------------        June 30,
                                                 1995             1996           1997
                                                ------           ------   -------------------

       The Foreign Trade Corporation of
       Zhijiang Province Import Branch
                                                    -             51.1%          37.4%
       Guangdong Goods and Materials Import
       and Export Corporation for Enterprises
       with Foreign Investment
                                                    -             10.8%             -
       China Fareast Shenzhen International
       Trading Company                           56.9%             9.1%           35.8%
       Harbour Rich Chemicals Corporation
       Limited                                      -                -             8.2%
       Shanghai Gong Tou International
       Trading Corporation Limited                  -              9.1%              -
       Lianjian Property Company Limited
       Science and Technology Industries of
       Hainan National Defence
                                                    -              8.6%              -
       Shanghai Packing I/E Pudong Company
                                                 22.6%               -               -
                                               =======           =======        =======

d.   Major suppliers

     Details of individual suppliers accounting for more than 5% of the Group's purchases are as follows:


                                               Year ended
                                               December 31,     Six months ended
                                           --------------------     June 30,
                                             1995         1996       1997
                                           -------      ------- ----------------

       Toshiba Corporation                     -           9.3%      40.0%
       SABIC Far East Limited               63.8%         32.6%      32.0%
       Lianjian Property Company Limited
       Science and Technology Industries of
       Hainan National Defence
                                                -            -       20.9%
       Jiang Men Trading Company                -         30.8%         -
       Lucky Goldstar International Corp.
                                             12.0%           -          -
                                           =======      =======    =======

10.  OPERATING RISK
     --------------

a.   Limited operating history
     -------------------------

     SESREDCL's operations in property development are still at the preliminary stage of construction and the outcome of the development cannot be reasonably assessed. Such operation is subject to all the risks inherent in a small real estate development company. These include, but are not limited to, market competition in commercial real estate property market in Shanghai, the PRC, and availability of sufficient future financing to complete the construction work.

b.   Country risk
     ------------

     The Group's operations are conducted in Hong Kong and the PRC. Accordingly, the Group's business, financial condition and results of operations may be influenced by the political, economic and legal environments in Hong Kong and the PRC, and by the general state of the Hong Kong and the PRC economies.

     Effective from July 1, 1997, sovereignty over Hong Kong was transferred from the United Kingdom to the PRC, and Hong Kong became a Special Administrative Region of the PRC (a "SAR"). As provided in the Basic Law of the Hong Kong SAR of the PRC, the Hong Kong SAR will have full economic autonomy and its own legislative, legal and judicial systems for 50 years. The Group's management does not believe that the transfer of sovereignty over Hong Kong has had an adverse impact on the Company's financial and operating environment. There can be no assurance, however, that changes in political or other conditions will not result in such an adverse impact.

     The Group's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Group's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

c.   Concentration of credit risk
     ----------------------------

     Concentration of accounts receivable as of December 31, 1996 and June 30, 1997 is as follows:

                                                December 31, 1996  June 30, 1997
                                                -----------------  -------------
          Five largest accounts receivables             97%            100%


     The Group performs ongoing credit evaluation of each customer's financial condition. It maintains reserves for potential credit losses and such losses in the aggregate have not exceeded management's projections.

11.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
     ------------------------------------------------

a.   Cash paid for interest and income taxes is as follows:


                                  Year ended
                                  December 31,           Six months ended
                             -----------------------         June 30,
                               1995           1996            1997
                             -------         -------    ------------------
                              $'000            $'000          $'000

         Interest               271             866             63
                             ======          =======        =======
         Income taxes             -              36              4
                             ======          =======        =======

b.   Supplemental disclosure of investing activities:

     During the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997, the Group entered into capital lease arrangements in respect of newly acquired assets with a capital value of approximately $41,000, $27,000 and Nil, respectively.


12.  OTHER SUPPLEMENTAL INFORMATION
     ------------------------------

     The following items were included in the consolidated statements of operations:


                                                Year ended
                                                December 31,    Six months ended
                                           ---------------------    June 30,
                                            1995           1996       1997
                                           ------         ------ ---------------
                                            $'000          $'000      $'000
Depreciation of property, machinery and
equipment
-        owned assets                          29            91          48
-        assets held under capital leases
                                               13            13           -
      Provision for bad and doubtful
accounts receivables                            -            68          39
Interest expenses for
-        bank overdrafts and loans            269           863          63
-        capital lease obligations              2             3           -
      Operating lease rental for premises
                                              337           371         153
Repairs and maintenance expenses
                                                5             9           -
      Interest income from bank deposits
                                               48            30          42
Net foreign exchange loss                     (24)           (8)         (6)

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined balance sheet at December 31, 1997 and the unaudited pro forma condensed combined statement of operations for the year ended December 31,1997 are derived from the historical financial statements of Am-Pac International, Inc. ("Am-Pac") and Sun East International Development Limited ("Sun East") and are presented to reflect the effects of the following events:

     1. The acquisition (the "Exchange") by Am-Pac of all of the issued and outstanding securities of Sun East in exchange for 12,500,000 shares of Am-Pac common stock plus up to an additional 2,500,000 shares based on the net earnings of Sun East for the year ended December 31, 1997. The actual number of shares issued in the Exchange was 13,335,000.

     2. The disposal by Am-Pac of all of its assets and extinguishment of all of its liabilities pursuant to the terms of the Exchange and the surrender and cancellation of 5,715,547 shares of Am-Pac common stock by the controlling shareholders of Am-Pac so as to reduce the number of shares of Am-Pac common stock outstanding prior to the Exchange to 3,000,000 shares. The stock of each of Am-Pac's subsidiaries, representing substantially all of the assets and liabilities of Am-Pac was transferred to a company owned by a controlling shareholder of the Company in exchange for the cancellation of shares of Am-Pac common stock held by that company. The balance of the assets and liabilities of Am-Pac, consisting principally of loans to and from stockholder owned entities, were transferred to, or assumed by, Am-Pac's controlling shareholders in exchange for the cancellation of shares of Am-Pac common stock held by the controlling shareholders.

     3. The acquisition by Sun East, on July 1, 1997, of its various operating subsidiaries (the "Sun East Reorganization").

     The unaudited pro forma condensed combined statement of operations set forth below give effect to the Exchange, and the related disposal of assets and liabilities and cancellation of shares by Am-Pac (the "Am-Pac Restructuring"), and the Sun East Reorganization as if such events had occurred on December 31, 1996. The unaudited pro forma condensed combined balance sheet gives effect to the Exchange, the Sun East Restructuring and the Am-Pac Restructuring as if such events had occurred at the balance sheet date.

     This pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Exchange and Am-Pac Restructuring had been consummated at the dates assumed for purposes hereof, nor is it necessarily indicative of future operating results or financial position. The pro forma information should be read in conjunction with the historical financial statements of Am-Pac and Sun East and the notes thereto.

                           AM-PAC INTERNATIONAL, INC.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                December 31, 1997
                                   (Unaudited)

                                     ASSETS


                                      Am-Pac,       Sun East,      Pro Forma       Pro Forma
                                    Historical     Historical     Adjustments       Combined
                                   ------------   ------------  --------------     -----------
                                                                 Debit(Credit)

Current Assets:
  Cash                             $   25,458     $    14,000     $ (25,458) (2)   $   14,000
  Accounts receivable, net                  -       2,870,000                       2,870,000
  Other current assets                 23,736         923,000       (23,736) (2)      923,000
  Shareholder advances                279,526               -      (279,526) (2)            -
                                     --------       ---------       --------        ---------
    Total current assets              328,720       3,807,000      (328,720)        3,807,000

Property and equipment, net:
  Development properties                    -      24,562,000                      24,562,000
  Other property and
    equipment                         524,077          80,000      (524,077) (2)       80,000

  Other assets                          1,417               -        (1,417) (2)            -
                                      --------     ----------      ---------       ----------
  Total assets                    $   854,214     $28,449,000    $ (854,214)      $28,449,000
                                      ========     ==========      =========       ==========



         See notes to pro forma condensed combined financial statements.

                           AM-PAC INTERNATIONAL, INC.

                                December 31, 1997
                                   (Unaudited)

             LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS' EQUITY


                                Am-Pac,        Sun East,        Pro Forma          Pro Forma
                              Historical       Historical       Adjustments        Combined
                             ------------     ------------    ---------------    -------------
                                                               (Debit)Credit

Current liabilities:
  Due to related parties     $       -       $  4,745,000       $                  $4,745,000
  Other current liabilities     97,861            274,000        (97,861) (2)         274,000
                              ---------        ----------        --------          ----------
   Total current liabilities    97,861          5,019,000        (97,861)           5,019,000

   Long term loans                   -          3,731,000                           3,731,000
Long term loans - related
   parties
                               438,261         11,823,000       (438,261) (2)      11,823,000
Mortgages payable              425,964                  -       (425,964) (2)               -
                              ---------        ----------        --------          ----------
Total liabilities              962,086         20,573,000       (962,086)          20,573,000

Minority interest                    -          4,484,000                           4,484,000
Stockholders' equity:

Common stock                     8,715             50,000         13,335  (1)          16,335
                                                                 (50,000) (1)
                                                                  (5,715) (2)
Additional paid-in capital   1,713,274                  -         36,665  (1)          33,665
                                                              (1,829,861) (1)
                                                                   5,715  (2)
                                                                 107,872  (2)
   Retained earnings
      (deficit)             (1,829,861)         3,334,000      1,829,861  (1)       3,334,000
   Cumulative translation
      adjustments                    -              8,000                               8,000
                              ---------        ----------        --------          ----------
                              (107,872)         3,392,000        107,872            3,392,000
                              ---------        ----------        --------          ----------
      Total liabilities,
      minority interests and
      shareholders' equity   $ 854,214       $ 28,449,000     $ (854,214)         $28,449,000
                              ========         ==========       =========          ==========

         See notes to pro forma condensed combined financial statements.

                           AM-PAC INTERNATIONAL, INC.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 1997
                                   (Unaudited)


                                          Sun East,      Sun East,
                                          Historical     Historical
                            Am-Pac,      (1/1/97 to      (7/1/97 to      Pro Forma        Pro Forma
                          Historical      6/30/97)       12/31/97)      Adjustments       Combined
                          ----------     -----------     ----------     ------------     ------------
                                                                        Debit(Credit)

Revenue                  $  533,902    $ 29,629,000   $ 15,418,000    $ (533,902) (3)   $ 45,047,000

Cost of sales               147,075      27,605,000     11,263,000      (147,705) (3)     38,868,000
                           ---------     ----------     ----------      ---------         ----------
Gross profit                386,827       2,024,000      4,155,000      (368,827)          6,179,000

Selling, general and
administrative            1,043,603         991,000        693,000    (1,043,603) (3)      1,684,000
Other (income)
expense, net                 68,088         115,000          3,000       (68,088) (3)        118,000
                          ---------      ----------      ----------    ----------         ----------
     Income (loss) before
income taxes               (724,864)        918,000      3,459,000       724,864           4,377,000

Provision for
income taxes                      -         225,000        125,000                           350,000
                          ---------      ----------      ----------    ----------         ----------
Net income (loss)         $(724,864)      $ 693,000     $3,334,000     $ 724,864         $ 4,027,000
                          =========      ==========      ==========    ==========         ==========
Net income (loss)
per share
                                                                                              $ 0.25
Weighted average                                                                               =====
shares outstanding                                                                        16,335,000
                                                                                          ==========



         See notes to pro forma condensed combined financial statements.

                           AM-PAC INTERNATIONAL, INC.

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (Unaudited)

The Exchange

     The Exchange has been accounted for, and the pro forma combined financial information has been prepared, using the purchase method of accounting as a reverse acquisition whereby the company issuing its shares to effect a business combination is determined to be the acquiree in the business combination. This occurs when the shareholders of the issuer have less than a majority of voting control of the combined entity. The company whose shareholders retain the majority voting interest in the combined entity is presumed the acquirer. In the current exchange, the existing shareholders of Am-Pac will retain an 18.4% voting interest in the combined entity on completion of the Exchange. Accordingly, Sun East is deemed to be the acquirer and the assets of Am-Pac are required to be fair valued on acquisition. As Am-Pac has no assets, no fair value adjustments are required.

Pro Forma Adjustments:

(1) To record the issuance of 13,335,000 shares of common stock of Am-Pac pursuant to the Exchange, the retirement of Sun East's common shares upon the Exchange and the elimination of Am-Pac's accumulated deficit.

(2) To record the transfer of all of the assets and liabilities of Am-Pac in exchange for the surrender and cancellation of 5,715,547 shares of Am-Pac common stock.

(3) To record the Statement of Operations impact of the disposal of all of the assets, liabilities and operations of Am-Pac as if such assets, liabilities and operations had been disposed of effective December 31, 1996.